UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
Consummation of Equity Interest Transaction
On June 27, 2016, Calumet North Dakota, LLC, a Delaware limited liability company and wholly owned subsidiary of Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”), consummated the sale of its 50% equity interest in Dakota Prairie Refining, LLC (“DPR”) to joint venture partner WBI Energy, Inc. (“WBI”), a wholly owned subsidiary of MDU Resources Group, Inc. (“MDU”). Concurrent with the Partnership's sale of its equity interest to WBI, Tesoro Refining & Marketing Company LLC (“Tesoro”) has acquired 100% of DPR from WBI in a separate transaction that closed on June 27, 2016.
Under the terms of the definitive agreement with WBI, the Partnership received consideration of $28.5 million, which was offset by the Partnership’s repayment of $36.0 million in borrowings under DPR’s revolving credit facility. In addition, the Partnership’s $39.4 million letter of credit supporting the DPR revolving credit facility was terminated, which results in additional availability under the Partnership’s revolving credit facility of that amount, subject to the terms and limitations contained therein. As a result, the combination of these transactions results in a net increase in the Partnership’s liquidity of $31.9 million.
As part of the transaction, MDU and WBI released the Partnership and its affiliates from all liabilities arising out of or related to DPR. In addition, Tesoro and DPR released the Partnership and its affiliates from all liabilities arising out of the organization, management and operation of DPR, subject to certain limited exceptions. Further, WBI agreed to indemnify the Partnership and its affiliates from all liabilities arising out of or related to DPR, subject to certain limited exceptions. In connection with its acquisition of DPR, Tesoro has also assumed certain obligations of DPR, including an approximate $66 million term loan debt that was nonrecourse to the Partnership.
In connection with management’s decision to proceed with the sale of the Partnership’s interest in DPR to MDU, the Partnership concluded that the fair value of DPR based on the proposed sale transaction to MDU was less than the current recorded book value of the Partnership’s equity investment in DPR and that a charge for impairment is required under generally accepted accounting principles. The Partnership anticipates that the impairment charge from the disposition of its equity interest in DPR will range from $110.0 million to $120.0 million, which represents less than 5% of the total assets of the Partnership and its consolidated subsidiaries and will be recorded in the second quarter of 2016. No ongoing future cash expenditures are expected in connection with the recording of this impairment charge.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.
By: CALUMET GP, LLC, its General Partner

Date: June 29, 2016	By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II Title: Executive Vice President, Chief Financial Officer and Secretary